                                                                                                             EXHIBIT 12

                                          MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                          MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                            COMPUTATION OF RATIOS OF EARNINGS TO
                                COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS

                                                FOR THE THREE MONTHS ENDED              FOR THE THREE MONTHS ENDED
                                                       MARCH 26, 1999                         MARCH 27, 1998
                                           ------------------------------------    ------------------------------------
                                            MERRILL LYNCH       MERRILL LYNCH       MERRILL LYNCH       MERRILL LYNCH
                                              PREFERRED           PREFERRED           PREFERRED           PREFERRED
                                           CAPITAL TRUST II    FUNDING II, L.P.    CAPITAL TRUST II    FUNDING II, L.P.
                                           ----------------    ----------------    ----------------    ----------------

EARNINGS                                      $6,185,568          $7,254,260          $6,185,568          $7,253,513
                                              ==========          ==========          ==========          ==========

FIXED CHARGES                                 $       --          $       --          $       --          $       --

PREFERRED SECURITIES DISTRIBUTION
  REQUIREMENTS                                 6,000,000           6,185,568           6,000,000           6,185,568
                                              ----------          ----------          ----------          ----------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS          $6,000,000          $6,185,568          $6,000,000          $6,185,568
                                              ==========          ==========          ==========          ==========

RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                          1.03                1.17                1.03                1.17